INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in Registration Statement No. 333-44399 of Cox Communications, Inc. on Form S-8 of our report dated March 29, 2000, appearing in this Annual Report on Form 11-K of Cox Communications Inc. Employee Stock Purchase Plan for the year ended December 31, 1999.


/s/ Deloitte & Touche LLP
-------------------------
DELOITTE & TOUCHE LLP

Atlanta, Georgia
March 30, 2000




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